UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : May 1, 2006
NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Commercial Net Lease Realty, Inc.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 28, 2006, Commercial Net Lease Realty, Inc. (the “Company”) filed an Articles of Amendment to its First Amended and Restated Articles of Incorporation with the Maryland State Department of Assessments and Taxation. The Articles of Amendment change the name of the Company to National Retail Properties, Inc., effective as of May 1, 2006. The Board of Directors of the Company approved the Articles of Amendment on April 17, 2006. The First Amended and Restated Articles of Incorporation of the Company, as amended, is filed with this report as Exhibit 3.1.
     On April 17, 2006, the Board of Directors of the Company approved the First Amendment to the Third Amended and Restated Bylaws of the Company, which amended Article I, Section I of the Company’s Third Amended and Restated Bylaws to change the name of the Company to National Retail Properties, Inc., effective as of May 1, 2006. The Third Amended and Restated Bylaws of the Company, as amended, is filed with this report as Exhibit 3.2.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
3.1	First Amended and Restated Articles of Incorporation.

3.2	Third Amended and Restated Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.
By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Chief Financial Officer

Dated: May 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amended and Restated Articles of Incorporation.
3.2	Third Amended and Restated Bylaws of the Company.